UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 19, 2021
BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	BPMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2021, BP Midstream Partners LP, a Delaware limited partnership (the “Partnership”), BP Midstream Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “Partnership GP”), BP p.l.c., a public limited company incorporated under the laws of England and Wales (“BP”), BP Midstream Partners Holdings LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of BP (“Holdings”), and BP Midstream RTMS LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as an indirect, wholly owned subsidiary of BP (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, (i) each outstanding common unit representing limited partner interests in the Partnership (each, a “Partnership Common Unit”) other than Partnership Common Units owned by BP and its subsidiaries (each, a “Public Common Unit”) will be converted into the right to receive 0.575 BP American Depositary Shares (“ADSs”) each representing six ordinary shares of BP (the “Merger Consideration” and such ratio, the “Exchange Ratio”). In connection with the Merger, (i) any partnership interests that are owned by the Partnership or any of the Partnership’s subsidiaries will be cancelled; and (ii) the Partnership Common Units owned by Parent and its subsidiaries, the General Partner’s general partner interest and the incentive distribution rights in the Partnership will not be cancelled, will not be converted into the right to receive Merger Consideration and will remain outstanding following the Merger.

Concurrently with the execution of the Merger Agreement, Holdings, as the record and beneficial owner of 56,956,712 Partnership Common Units (the “Covered Units”) as of the date thereof, entered into a Support Agreement with the Partnership (the “Support Agreement” and, together with the Merger Agreement, the “Transaction Documents”) pursuant to which Holdings has agreed to deliver (or cause to be delivered) a written consent with respect to the Partnership Common Units it beneficially owns approving the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Holdings Written Consent”).

The Conflicts Committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “GP Board”) has (a) determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, are not opposed to the interest of the Partnership or the holders of the Public Common Units (the “Unaffiliated Partnership Unitholders”), (b) approved the Transaction Documents and the transactions contemplated thereby, including the Merger (the foregoing constituting “Special Approval” as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership dated October 30, 2017 (the “Partnership Agreement”)), (c) approved, on behalf of the GP Board, the Transaction Documents, the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the Merger, and (d) directed, on behalf of the GP Board, that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the limited partners of the Partnership (the “Limited Partners”) pursuant to Section 14.3 of the Partnership Agreement and authorized the Limited Partners to act by written consent pursuant to Section 13.11 of the Partnership Agreement.

The Unaffiliated Partnership Unitholders will receive a Consent Statement/Prospectus following the effectiveness of a registration statement on Form F-4 relating to the Merger Consideration (the “BP Registration Statement”) and at least 20 days prior to the closing of the Merger. The Consent Statement/Prospectus will include a form of consent that may be executed by the Unaffiliated Partnership Unitholders in connection with the Holdings Written Consent after the effectiveness of the BP Registration Statement. Holdings owns Partnership Common Units representing a Unit Majority under the Partnership Agreement. Accordingly, no consent or approval is required from any Unaffiliated Partnership Unitholder to consummate the Merger.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of business during the interim period between the execution of the Merger Agreement and the effective time of the Merger and (ii) the obligation to use reasonable best efforts to cause the Merger to be consummated.

Completion of the Merger is subject to certain customary conditions, including, among others: (i) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by holders of a majority of the outstanding Partnership Common Units, which Holdings has agreed to deliver pursuant to the Support Agreement; (ii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (iii) the effectiveness of the BP Registration Statement; (iv) approval for listing of the BP ADSs to be issued as Merger Consideration on the New York Stock Exchange and the underlying BP ordinary shares on the London Stock Exchange; (v) subject to specified materiality standards, the accuracy of certain representations and warranties of each party; and (vi) compliance by each party in all material respects with its covenants.

The Merger Agreement provides for certain termination rights for both BP and the Partnership, including in the event that (i) the parties agree by mutual written consent to terminate the Merger Agreement, (ii) the Merger is not consummated by September 19, 2022, (iii) a law or injunction prohibiting the consummation of the transactions contemplated by the Merger

Agreement is in effect and has become final and non-appealable, or (iv) the other party is in material breach of the Merger Agreement. The Merger Agreement provides that upon termination of the Merger Agreement under certain circumstances, (i) the Partnership will be obligated to reimburse BP for its expenses and (ii) BP will be obligated to reimburse the Partnership for its expenses, in each case, in an amount not to exceed $5 million.

The foregoing description of the Merger Agreement, the Merger and the Support Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement and the Support Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing summary of the Merger Agreement has been included to provide investors and securityholders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about BP, the Partnership or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specified dates, were solely for the benefit of the respective parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BP, the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BP’s or the Partnership’s public disclosures.

Item 7.01 Regulation FD Disclosure

BP and the Partnership issued a joint press release on December 20, 2021 announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 8.01 Other Events

To the extent required, the information furnished in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Cautionary Statement

The reports, filings, and other public announcements of each of bp and BPMP may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of bp and BPMP make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

This press release contains certain forecasts, projections and other forward-looking statements – that is, statements related to future, not past, events and circumstances which may relate to one or more of the closing, expected timing, and benefits of the proposed acquisition by a bp U.S. affiliate to acquire all outstanding common units of BPMP not already owned directly or indirectly by bp, the financial condition, results of operations and businesses of bp and certain of the plans and objectives of bp or BPMP with respect to these items. These statements are generally, but not always, identified by the use of words such as ‘will’, ‘expects’, ‘is expected to’, ‘aims’, ‘should’, ‘may’, ‘objective’, ‘is likely to’, ‘intends’, ‘believes’, ‘anticipates’, ‘plans’, ‘we see’ or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will or may occur in the future and are outside the control of bp or BPMP. Actual results may differ from those expressed in such statements, depending on a variety of factors including with respect to bp, the risk factors set forth in its most recent Annual Report and Form 20-F under ‘Risk factors’ and with respect to BPMP, the risk factors set forth in its most recent annual report on Form 10-k under “Risk Factors.’

bp’s most recent Annual Report and Form 20-F is available on its website at www.bp.com and BPMP’s most recent annual report on Form 10-K is available on its website at https://www.bp.com/en/global/bp-midstream-partners, or either can be obtained from the SEC by calling 1-800-SEC-0330 or on its website at www.sec.gov.

No Offer or Solicitation

This report is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the

Securities Act of 1933, as amended. The BPMP Conflicts Committee is making no recommendation with respect to any solicitation of consents from BPMP unitholders in connection with the proposed transaction.

Additional Information and Where to Find It

In connection with the proposed transaction, BP will file with the SEC a registration statement on Form F-4, which will include an information statement of the Partnership. INVESTORS AND SECURITYHOLDERS OF THE PARTNERSHIP ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT, PROSPECTUS OR OTHER DOCUMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive information or consent statement will be sent to securityholders of the Partnership in connection with any consents of the Partnership unitholders relating to the proposed transaction. Investors and securityholders may obtain a free copy of such documents and other relevant documents (if and when available) filed by BP or the Partnership with the SEC from the SEC’s website at www.sec.gov. Securityholders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from BP’s website at www.bp.com under the “Investors” tab or from the Partnership’s website at www.bp.com/en/global/bp-midstream-partners.html under the “Investor Relations” tab under the heading “SEC filings”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated December 19, 2021, by and among BP p.l.c., BP Midstream RTMS LLC, BP Midstream Partners Holdings LLC, BP Midstream Partners GP LLC and BP Midstream Partners LP
10.1	Support Agreement, dated December 19, 2021, by and between BP Midstream Partners Holdings LLC and BP Midstream Partners LP
99.1	Press Release dated December 20, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary